UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 20, 2009

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices) (Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02.	Termination of a Material Definitive Agreement.

On October 20, 2009, ViroPharma Biologics, Inc., a wholly owned subsidiary of ViroPharma Incorporated (“ViroPharma”) and Plasma Centers of America, LLC (PCA) entered into a letter agreement (the “Letter Agreement”) providing for the termination of the Strategic Supply Agreement (the “Purchase Agreement”) with PCA dated April 3, 2008.

Pursuant to the Letter Agreement, the Purchase Agreement is immediately terminated and ViroPharma is no longer obligated to perform its obligations under the Purchase Agreement, which obligations included acquiring PCA constructed and operated plasma collection centers or purchasing source plasma from PCA. The Letter Agreement provides that PCA shall not be obligated refund any payments previously made by ViroPharma to PCA, and also contains mutual releases between the parties. The parties determined to mutually terminate the Purchase Agreement following disagreements regarding project timelines.

ViroPharma currently maintains plasma inventory and plasma supply contracts with multiple sources of plasma. ViroPharma believes that additional supply of plasma is currently available to ViroPharma such that the termination of the Purchase Agreement will not impact ViroPharma’s ability to meet its plasma requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: October 23, 2009	By:	/S/ J. PETER WOLF
J. Peter Wolf
Vice President, General Counsel and Secretary